RESTRICTED STOCK AGREEMENT

LI3 ENERGY, INC.

THIS AGREEMENT is entered into as of the 11th day of August, 2010 (the “Date of Issuance”)

BETWEEN:	Li3 Energy, Inc., a company incorporated pursuant to the laws of the State of Nevada,

(the “Company”)

AND:	MIZ Comercializadora, S. de R.L.

(the “Participant”).

WHEREAS:

A.           The Board of Directors of the Company (the “Board”) has approved and adopted the Li3 Energy, Inc., 2009 Equity Incentive Plan (the “2009 Plan”), pursuant to which the Board is authorized to issue to employees and other selected persons restricted shares (the “Restricted Stock”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

B.           The Company and Participant have entered into an Employment Services Agreement (the “Services Agreement”), dated as of August 11, 2010, providing for the Participant to make available to the Company the services of R. Thomas Currin, Jr. (the “Executive”) as the Company’s Chief Operating Officer; and

C.           The Board has authorized the grant to Participant of a total of Two Million Five Hundred Thousand (2,500,000) shares of Restricted Stock;

NOW THEREFORE, the Company agrees to issue to the Participant, upon the terms and conditions set forth herein and in the 2009 Plan, Two Million Five Hundred Thousand (2,500,000) shares of Restricted Stock.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the 2009 Plan.

1.           Vesting Schedule.  Subject to the provisions of this Section 1, the Participant’s interest in the Restricted Stock shall vest in accordance with Exhibit A hereto.

(a)
If the Executive’s employment by the Company is terminated (A) in connection with a Change of Control (as defined in the Services Agreement) or (B) by the Executive for Good Reason (as defined in the Services Agreement), then all of the Participant’s interest in the Restricted Stock shall vest immediately upon the date of termination of employment; provided, however, that such acceleration of vesting shall not apply with respect to a Change of Control following which the Executive remains Chief Operating Officer or continues to perform functions and be responsible for duties significantly and substantially similar to those of such position.

(b)
If the Executive’s employment is terminated for any other reason (including, without limitation, on account of death or Permanent Disability (as defined in the Services Agreement)), then all unvested Restricted Stock shall expire and be cancelled immediately upon the date of termination of employment.

2.           Transfer Restrictions.

a.           The Restricted Stock granted hereunder may not be sold, pledged or otherwise transferred until the Restricted Stock becomes vested in accordance with Exhibit A.  The period of time between the date hereof and the date the Restricted Stock becomes vested is referred to herein as the “Restriction Period.”

b.           If the Participant’s relationship with the Company is terminated by the Company for cause (as determined in the sole discretion of the Company) or voluntarily by the Participant, the balance of the Restricted Stock subject to the provisions of this Agreement which have not vested at the time of the termination of the Participant’s relationship with the Company shall be forfeited by the Participant, and ownership transferred back to the Company

3.           Investment Intent.  By accepting the Restricted Stock, the Participant represents and agrees that none of the shares of such Restricted Stock will be distributed in violation of applicable federal and state laws and regulations.  In addition, the Participant further represents and agrees that the Participant is aware that such securities may not be transferred at any time without (i) registration under the Securities Exchange Act of 1933, as amended (the “Securities Act”), or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Restricted Stock may be effected without registration under the Securities Act, which opinion must be in form and from counsel reasonably satisfactory to the Company.  The Participant further represents and agrees that the Participant is acquiring the Restricted Stock for investment and without any present intention to sell or distribute such shares.

4.           Stock Certificate Legends.  Each share certificate evidencing the Restricted Stock issued hereunder shall be endorsed with the following legends:

a.           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH  RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR   APPLICABLE STATE SECURITIES LAWS.

b.           THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ONLY IN ACCORDANCE WITH SECTION 8 OF THE LI3 ENERGY, INC. 2009 EQUITY INCENTIVE PLAN, A COPY OF WHICH IS ON FILE WITH, AND AVAILABLE FROM, THE SECRETARY OF THE COMPANY.

c.           Any legend required by any applicable state securities laws.

5.           Escrow.  The certificate or certificates evidencing the Restricted Stock subject hereto, if there is an applicable Restriction Period, shall be delivered to and deposited with Gottbetter & Partners, LLP, counsel to the Company, as escrow agent in this transaction (the “Escrow Agent”). The Stock may also be held in a restricted book entry account in the name of the Participant.  Such certificates or such book entry shares are to be held by the Escrow Agent until termination of the Restriction Period, when they shall be released by said Escrow Agent to the Participant.

6.           Employee Shareholder Rights.  During the Restriction Period, if any, the Participant shall have all rights of a shareholder with respect to the Restricted Stock except for the right to transfer the Restricted Stock, as set forth in Section 2 and except as set forth in Section 7.  Accordingly, the Participant shall have the right to vote the Restricted Stock and to receive any cash dividends paid to or made with respect to the Restricted Stock.

7.           Changes in Stock.  In the event that as a result of (a) any stock dividend, stock split or other change in the Common Stock, or (b) any merger or sale of all or substantially all of the assets of other acquisition of the Company, and by virtue of any such change the Participant, in its capacity as owner of unvested shares of Restricted Stock which have been awarded to it, if any (the “Prior Stock”), shall be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be unvested Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

8.           Resale Restrictions May Apply.  Any resale of the shares of Restricted Stock received will be subject to resale restrictions contained in the securities legislation applicable to the Participant.  The Participant acknowledges and agrees that the Participant is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

9.           Subject to the 2009 Plan.  The terms of the Restricted Stock are subject to the provisions of the 2009 Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the 2009 Plan, as the same may be from time to time amended, shall be governed by the provisions of the 2009 Plan, a copy of which has been delivered to the Participant, and which is available for inspection at the principal offices of the Company.

10.          Professional Advice.  The acceptance of the Restricted Stock and the sale of Restricted Stock may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Participant.  Accordingly, the Participant acknowledges that it has been advised to consult its personal legal and tax advisor in connection with this Agreement and its dealings with respect to the Restricted Stock.

11.          No Employment Relationship.  Whether or not any shares of Restricted Stock are to be granted under this 2009 Plan shall be exclusively within the discretion of the 2009 Plan administrator, and nothing contained in this 2009 Plan shall be construed as giving any person any right to participate under the 2009 Plan.  The grant of Restricted Stock shall in no way constitute any form of agreement or understanding binding on the Company or any Affiliate with a Participant, for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, an Affiliate’s right to terminate the Participant’s relationship with the Company at any time, which right is hereby reserved.

12.          Entire Agreement.  This Agreement is the only agreement between the Participant and the Company with respect to the Restricted Stock, and this Agreement and the 2009 Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Restricted Stock.

13.          Notices.  Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

The Company:	Li3 Energy, Inc.
Av. Pardo y Aliaga 699 Of. 802
Lima 27, Perú
Attention: CEO

With a copy to:	Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Attention: Adam S. Gottbetter, Esq.

The Participant:	MIZ Comercializadora, S. de R.L.
Calle Principal de El Hatillo
km 8.2 frente Villa San Jorge, Tegucigalpa
HONDURAS

Li3 ENERGY, INC.

By:
Name:
Title:

MIZ COMERCIALIZADORA, S. de R.L.

By:
Name:
Title:

EXHIBIT A

TERMS OF THE RESTRICTED STOCK GRANT

Name of the Participant:		MIZ Comercializadora, S. de R.L.

Date of Grant:		August 11, 2010

Designation:		Restricted Stock

1.	Number of Shares granted:	2,500,000 shares

2.	Vesting Dates:	500,000 shares	on completion of a resource estimate by an independent qualified person completed to Canadian National Instrument 43-101 standards on any of the Company’s mining projects.

		400,000 shares	on confirmation of the flow sheet design based on the preliminary metallurgical testing in a pilot plant on any of the Company’s mining projects.

		300,000 shares	on the completion of a Feasibility Study (as defined in the Services Agreement) on any of the Company’s mining projects

		300,000 shares	on execution by the Company with a purchaser of a binding off-take agreement for production of on any of the Company’s mining projects

		1,000,000 shares	on commencement of Commercial Production (as defined in the Services Agreement) on any of the Company’s mining projects